Exhibit 21.1

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

Name of Subsidiary	State of Incorporation or Organization

IRET-71 France, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET Corporate Plaza, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET – Grandeville, LLC	North Dakota
IRET - Grand Gateway Apartments, LLC	Delaware
IRET - Homestead Gardens II, LLC	Delaware
IRET, Inc.	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - Olympic Village (MT), LLC	North Dakota
IRET - Park Meadows, LLC	Delaware
IRET Properties, a North Dakota Limited Partnership	North Dakota
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET-RED 20, LLC	North Dakota
IRET - Rimrock, LLC	North Dakota
IRET - River Ridge Apartments, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - Silver Spring, LLC	Delaware
IRET - South Fork Apartments, LLC	North Dakota
IRET - Sunset Trail, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - West Stonehill Apartments, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware